As filed with the Securities and Exchange Commission on August 21, 2013.	Registration No. 333-190513

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Independent Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	6021	38-2032782
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

230 West Main Street
Ionia, Michigan 48846
(616) 527-5820
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert N. Shuster
Chief Financial Officer
230 West Main Street
Ionia, Michigan 48846
(616) 522-1765
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael G. Wooldridge Varnum LLP 333 Bridge Street, P.O. Box 352 Grand Rapids, Michigan 49501-0352 (616) 336-6000	Tom W. Zook Lewis, Rice & Fingersh, L.C. 600 Washington Avenue, Suite 2500 St. Louis, Missouri 63101 (314) 444-7600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Independent Bank Corporation has prepared this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-190513) for the purpose of filing two exhibits to the Registration Statement. Pre-Effective Amendment No. 2 does not modify any provisions of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting commissions, to be paid in connection with the sale of shares of our common stock being registered, all of which will be paid by us. All of the amounts shown are estimates, except the SEC Registration Fee and the FINRA Filing Fee

Amount
SEC Registration Fee	$15,000
Registrant's Legal Fees and Expenses	250,000
Registrant's Accounting Fees and Expenses	200,000
Printing and EDGAR Expenses	75,000
FINRA Filing Fee	15,000
Blue Sky Legal Fees	10,000
Other	35,000

Total	$600,000

Item 14.	Indemnification of Directors and Officers.

Michigan Business Corporation Act

The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. IBC has obtained a policy of directors' and officers' liability insurance.

The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act. If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses reasonably incurred in the action. The foregoing does not apply if the director's actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

IBC's Articles of Incorporation and Bylaws

The Company's Restated Articles of Incorporation, as amended, provide, among other things, for the indemnification of directors and officers and authorize the Board of Directors to indemnify other persons in addition to the officers and directors. Directors and officers are indemnified against any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding in which the director or officer is a witness or which is brought against such officer or director while serving at the request of the Company.

Insurance

The Company's Restated Articles of Incorporation, as amended, authorize the purchase of insurance for indemnification purposes and that the right of indemnity in the Restated Articles of Incorporation, as amended, is not the exclusive means of indemnification.

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of its directors that provides for additional indemnity protection for the directors, consistent with the provisions of the MBCA.

For the undertaking with respect to indemnification, see Item 17 below.

Item 15.	Recent Sales of Unregistered Securities.

On July 7, 2010 we executed an Investment Agreement and Registration Rights Agreement with Dutchess Opportunity Fund, II, LP ("Dutchess") for the sale of shares of our common stock. These agreements serve to establish an equity line facility as a contingent source of liquidity at the parent company level. Pursuant to the Investment Agreement, Dutchess committed to purchase up to $15.0 million of our common stock over a 36-month period ending November 1, 2013. We have the right, but no obligation, to draw on this equity line facility from time to time during such 36-month period by selling shares of our common stock to Dutchess. The sales price is at a 5% discount to the market price of our common stock at the time of the draw (as such market price is determined pursuant to the terms of the Investment Agreement).

Through the date of this prospectus, we have sold a total of 1.40 million shares (0.17 million shares during 2013, 0.45 million shares during 2012, 0.43 million shares during 2011 and 0.35 million shares during 2010) of our common stock to Dutchess under this equity line for total net proceeds of approximately $4.2 million. The Company issued the shares of common stock to Dutchess under the Investment Agreement pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, due to the fact that the offering of the shares was made on a private basis to a single purchaser and in accordance with written guidance of the SEC's Division of Corporation Finance pertaining to equity line facility transactions.  At the present time, we have shareholder approval to sell approximately 2.6 million additional shares under this equity line.  However, if the offering described in this prospectus is successful, we do not expect to sell any additional shares under this equity line.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

3.1
Restated Articles of Incorporation, conformed through May 12, 2009 (incorporated herein by reference to Exhibit 3.1 to our Form S-4 Registration Statement dated January 27, 2010, filed under registration No. 333-164546).

3.1(a)	Amendment to Article III of the Articles of Incorporation (incorporated herein by reference to Exhibit 99.1 to our current report on Form 8-K dated February 1, 2010 and filed February 3, 2010).

3.1(b)	Amendment to Article III of the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our current report on Form 8-K dated April 9, 2010 and filed April 9, 2010).

3.1(c)
Certificate of Designations for Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B, filed as an amendment to the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our current report on Form 8-K dated April 16, 2010 and filed April 21, 2010).

3.1(d)	Amendment to Article III of the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our current report on Form 8-K dated August 31, 2010 and filed August 31, 2010).

3.1(e)
Certificate of Designations for Series C Junior Participating Preferred Stock, filed as an amendment to the Articles of Incorporation (incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form 8-A dated November 15, 2011 and filed November 15, 2011).

3.2
Amended and Restated Bylaws, conformed through December 8, 2008 (incorporated herein by reference to Exhibit 3.2 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

4.1	Certificate of Trust of IBC Capital Finance II dated February 26, 2003 (incorporated herein by reference to Exhibit 4.1 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.2	Amended and Restated Trust Agreement of IBC Capital Finance II dated March 19, 2003 (incorporated herein by reference to Exhibit 4.2 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.3	Preferred Securities Certificate of IBC Capital Finance II dated March 19, 2003 (incorporated herein by reference to Exhibit 4.3 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.4	Preferred Securities Guarantee Agreement dated March 19, 2003 (incorporated herein by reference to Exhibit 4.4 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.5	Agreement as to Expenses and Liabilities dated March 19, 2003 (incorporated herein by reference to Exhibit 4.5 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.6	Indenture dated March 19, 2003 (incorporated herein by reference to Exhibit 4.6 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.7
First Supplemental Indenture of Independent Bank Corporation issued to IBC Capital Finance II dated as of April 1, 2010 (incorporated herein by reference to Exhibit 4.4 to our Form S-4/A Registration Statement dated April 5, 2010, filed under registration No. 333-164546).

4.8
8.25% Junior Subordinated Debenture of Independent Bank Corporation issued for IBC Capital Finance II dated March 19, 2003 (incorporated herein by reference to Exhibit 4.7 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.9
Cancellation Direction and Release between Independent Bank Corporation, IBC Capital Finance II and U.S. Bank National Association dated as of June 23, 2010 and related Irrevocable Stock Power (incorporated herein by reference to Exhibit 4.9 to our Form S-1 Registration Statement dated July 8, 2010).

4.19
Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Exhibit 4.1 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

4.20
Warrant dated December 12, 2008 to purchase shares of Common Stock of Independent Bank Corporation (incorporated herein by reference to Exhibit 4.2 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

4.21
Certificate for the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B (incorporated herein by reference to Exhibit 4.1 to our current report on Form 8‑K dated April 16, 2010 and filed April 21, 2010).

4.22
Amended and Restated Warrant dated April 16, 2010 to purchase shares of Common Stock of Independent Bank Corporation (incorporated herein by reference to Exhibit 4.2 to our current report on Form 8‑K dated April 16, 2010 and filed April 21, 2010).

4.23
Tax Benefits Preservation Plan, including exhibits, dated as of November 15, 2011, by and between Independent Bank Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form 8-A filed November 15, 2011).

4.24	Form of Right Certificate (incorporated in this Exhibit 4.15 by reference to Exhibit B of the Plan, included as Exhibit 4.1 to our Registration Statement on Form 8-A filed November 15, 2011).

5.1	Opinion of Varnum LLP.

10.1	Deferred Benefit Plan for Directors (incorporated herein by reference to Exhibit 10(C) to our report on Form 10-K for the year ended December 31, 1984).*

10.2
First Amendment to Amended and Restated Deferred Compensation and Stock Purchase Plan for Nonemployee Directors, effective March 1, 2012 (incorporated herein by reference to Exhibit 10.1 to our annual report on Form 10-K for the year ended December 31, 2011, filed on March 13, 2012).*

10.3	Amended and Restated Deferred Compensation and Stock Purchase Plan for Nonemployee Directors (incorporated herein by reference to Exhibit 10.2 to our report on Form 10-K filed March 10, 2011.)*

10.4
Form of Restricted Stock Unit Grant Agreement as executed with certain executive officers (incorporated herein by reference to Exhibit 10.2 to our report on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011.)

10.5
Purchase and Assumption Agreement, dated as of May 23, 2012, by and between Independent Bank and Chemical Bank (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated May 23, 2012 and filed May 30, 2012).

10.6
The form of Indemnity Agreement approved by our shareholders at its April 19, 1988 Annual Meeting, as executed with all of the Directors of the Registrant (incorporated herein by reference to Exhibit 10(F) to our report on Form 10-K for the year ended December 31, 1988).

10.7
Non-Employee Director Stock Option Plan, as amended, approved by our shareholders at its April 15, 1997 Annual Meeting (incorporated herein by reference to Exhibit 4 to our Form S-8 Registration Statement dated July 28, 1997, filed under registration No. 333-32269).

10.8
Employee Stock Option Plan, as amended, approved by our shareholders at its April 17, 2000 Annual Meeting (incorporated herein by reference to Exhibit 4 to our Form S-8 Registration Statement dated October 8, 2000, filed under registration No. 333-47352).

10.9
The form of Management Continuity Agreement as executed with executive officers and certain senior managers (incorporated herein by reference to Exhibit 10 to our report on Form 10-K for the year ended December 31, 1998).

10.10
Independent Bank Corporation Long-Term Incentive Plan, as amended through April 23, 2013, (incorporated herein by reference to Appendix A to our proxy statement on Form DEF 14A filed with the SEC on March 13, 2013).*

10.11
Letter Agreement, dated as of December 12, 2008, between Independent Bank Corporation and the United States Department of the Treasury, and the Securities Purchase Agreement—Standard Terms attached thereto (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

10.12
Form of Letter Agreement executed by each of Michael M. Magee, Jr., Robert N. Shuster, William B. Kessel, Stefanie M. Kimball, and David C. Reglin (incorporated herein by reference to Exhibit 10.2 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

10.13
Form of waiver agreement executed by, among other employees, Michael M. Magee (President and Chief Executive Officer), William B. Kessel (Executive Vice President and Chief Operating Officer), Robert N. Shuster (Executive Vice President and Chief Financial Officer), David C. Reglin (Executive Vice President for Retail Banking), and Stefanie M. Kimball (Executive Vice President and Chief Lending Officer) (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated April 16, 2010 and filed on April 21, 2010).

10.14
Exchange Agreement, dated April 2, 2010, between Independent Bank Corporation and the United States Department of the Treasury (incorporated herein by referenced to Exhibit 10.1 to our current report on Form 8-K dated April 2, 2010 and filed on April 2, 2010).

10.15
Form of waiver agreement executed by, among other employees, Michael M. Magee (President and Chief Executive Officer), William B. Kessel (Executive Vice President and Chief Operating Officer), Robert N. Shuster (Executive Vice President and Chief Financial Officer), David C. Reglin (Executive Vice President for Retail Banking), and Stefanie M. Kimball (Executive Vice President and Chief Lending Officer) and Mark L. Collins (Executive Vice President and General Counsel)  (incorporated herein by referenced to Exhibit 10.1 to our current report on Form 8-K dated April 16, 2010 and filed on April 21, 2010).

10.16
Technology Outsourcing Renewal Agreement, dated as of April 1, 2006, between Independent Bank Corporation and Metavante Corporation (incorporated herein by reference to Exhibit 10 to our report on Form 10-Q for the quarter ended March 31, 2006).

10.17
Amendment to Technology Outsourcing Renewal Agreement, dated July 22, 2010, by and between Independent Bank Corporation and Metavante Corporation (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated July 22, 2010 and filed on July 27, 2010.)

10.18
Consulting and Transition Agreement, dated February 16, 2011, by and among Independent Bank Corporation, Independent Bank, and Michael M. Magee, Jr. (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated February 15, 2011 and filed on February 16, 2011).

10.19
Securities Purchase Agreement, dated July 26, 2013, between Independent Bank Corporation and the United States Department of the Treasury (incorporated herein by referenced to Exhibit 10.1 to our current report on Form 8-K dated July 26, 2013 and filed on August 1, 2013).

21.1	Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21 to our report on Form 10-K for the year ended December 31, 2009).

23.1	Consent of Crowe Horwath LLP.**

23.2	Consent of Varnum LLP (as contained in Exhibit 5.1).

24.1	Power of Attorney. **

99.1
Investment Agreement, dated July 7, 2010, between Independent Bank Corporation and Dutchess Opportunity Fund, II, LP (incorporated herein by reference to Exhibit 99.1 to our Form S-1 Registration Statement dated July 8, 2010 and filed on July 8, 2010).

99.2
Registration Rights Agreement, dated July 7, 2010, between Independent Bank Corporation and Dutchess Opportunity Fund, II, LP (incorporated herein by reference to Exhibit 99.2 to our registration statement on Form S-1 dated July 8, 2010 and filed on July 8, 2010).

*Represents a compensation plan. ** Previously filed.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant hereby undertakes:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ionia, State of Michigan, on August 21, 2013.

Independent Bank Corporation
(Registrant)

By:	/s/ Robert N. Shuster	Date: August 21, 2013
Robert N. Shuster
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Robert N. Shuster	Executive Vice President and Chief Financial	August 21, 2013
Robert N. Shuster	Officer (Principal Financial Officer)

/s/ William B. Kessel	Director, President and Chief Executive	August 21, 2013
William B. Kessel	Officer (Principal Executive Officer)

/s/ James J. Twarozynski	Senior Vice President and Controller	August 21, 2013
James J. Twarozynski	(Principal Accounting Officer)

*	Director	August 21, 2013
Donna J. Banks

*	Director	August 21, 2013
Jeffrey A. Bratsburg

*	Director	August 21, 2013
Stephen L. Gulis, Jr.

*	Director	August 21, 2013
Terry L. Haske

*	Director	August 21, 2013
Robert L. Hetzler

*	Director	August 21, 2013
James E. McCarty

Director
Charles A. Palmer

*	Director	August 21, 2013
Charles C. Van Loan

*	Director	August 21, 2013
Michael M. Magee, Jr.

*	Director	August 21, 2013
William J. Boer

By:	/s/ Robert N. Shuster
*By Robert N. Shuster, Attorney in Fact

EXHIBIT INDEX
Exhibit Number	Description

1.1	Form of Underwriting Agreement.

3.1
Restated Articles of Incorporation, conformed through May 12, 2009 (incorporated herein by reference to Exhibit 3.1 to our Form S-4 Registration Statement dated January 27, 2010, filed under registration No. 333-164546).

3.1(a)	Amendment to Article III of the Articles of Incorporation (incorporated herein by reference to Exhibit 99.1 to our current report on Form 8-K dated February 1, 2010 and filed February 3, 2010).

3.1(b)	Amendment to Article III of the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our current report on Form 8-K dated April 9, 2010 and filed April 9, 2010).

3.1(c)
Certificate of Designations for Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B, filed as an amendment to the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our current report on Form 8-K dated April 16, 2010 and filed April 21, 2010).

3.1(d)	Amendment to Article III of the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our current report on Form 8-K dated August 31, 2010 and filed August 31, 2010).

3.1(e)
Certificate of Designations for Series C Junior Participating Preferred Stock, filed as an amendment to the Articles of Incorporation (incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form 8-A dated November 15, 2011 and filed November 15, 2011).

3.2
Amended and Restated Bylaws, conformed through December 8, 2008 (incorporated herein by reference to Exhibit 3.2 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

4.1	Certificate of Trust of IBC Capital Finance II dated February 26, 2003 (incorporated herein by reference to Exhibit 4.1 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.2	Amended and Restated Trust Agreement of IBC Capital Finance II dated March 19, 2003 (incorporated herein by reference to Exhibit 4.2 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.3	Preferred Securities Certificate of IBC Capital Finance II dated March 19, 2003 (incorporated herein by reference to Exhibit 4.3 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.4	Preferred Securities Guarantee Agreement dated March 19, 2003 (incorporated herein by reference to Exhibit 4.4 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.5	Agreement as to Expenses and Liabilities dated March 19, 2003 (incorporated herein by reference to Exhibit 4.5 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.6	Indenture dated March 19, 2003 (incorporated herein by reference to Exhibit 4.6 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.7
First Supplemental Indenture of Independent Bank Corporation issued to IBC Capital Finance II dated as of April 1, 2010 (incorporated herein by reference to Exhibit 4.4 to our Form S-4/A Registration Statement dated April 5, 2010, filed under registration No. 333-164546).

4.8
8.25% Junior Subordinated Debenture of Independent Bank Corporation issued for IBC Capital Finance II dated March 19, 2003 (incorporated herein by reference to Exhibit 4.7 to our report on Form 10-Q for the quarter ended March 31, 2003).

4.9
Cancellation Direction and Release between Independent Bank Corporation, IBC Capital Finance II and U.S. Bank National Association dated as of June 23, 2010 and related Irrevocable Stock Power (incorporated herein by reference to Exhibit 4.9 to our Form S-1 Registration Statement dated July 8, 2010).

4.10	Certificate of Trust of IBC Capital Finance III dated May 25, 2007 (incorporated herein by reference to Exhibit 4.4 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.11
Amended and Restated Trust Agreement of IBC Capital Finance III dated March 31, 2007 (incorporated herein by reference to Exhibit 4.5 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.12
Junior Subordinated Indenture of Independent Bank Corporation issued for IBC Capital Finance III dated May 31, 2007 (incorporated herein by reference to Exhibit 4.6 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.13	Certificate of Trust of IBC Capital Finance IV dated September 4, 2007 (incorporated herein by reference to Exhibit 4.7 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.14
Amended and Restated Declaration of Trust of IBC Capital Finance IV dated September 6, 2007 (incorporated herein by reference to Exhibit 4.8 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.15
Indenture of Independent Bank Corporation issued for IBC Capital Finance IV dated September 6, 2007 (incorporated herein by reference to Exhibit 4.9 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.16	Certificate of Trust of Midwest Guaranty Trust I dated October 11, 2002 (incorporated herein by reference to Exhibit 4.10 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.17
Amended and Restated Declaration of Trust of Midwest Guaranty Trust I dated October 29, 2002 (incorporated herein by reference to Exhibit 4.11 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.18
Indenture of Midwest Guaranty Bancorp, Inc. issued for Midwest Guaranty Trust I dated October 29, 2002 (incorporated herein by reference to Exhibit 4.12 to our Registration Statement on Form S-4 filed on January 27, 2010).

4.19
Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Exhibit 4.1 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

4.20
Warrant dated December 12, 2008 to purchase shares of Common Stock of Independent Bank Corporation (incorporated herein by reference to Exhibit 4.2 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

4.21
Certificate for the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B (incorporated herein by reference to Exhibit 4.1 to our current report on Form 8‑K dated April 16, 2010 and filed April 21, 2010).

4.22
Amended and Restated Warrant dated April 16, 2010 to purchase shares of Common Stock of Independent Bank Corporation (incorporated herein by reference to Exhibit 4.2 to our current report on Form 8‑K dated April 16, 2010 and filed April 21, 2010).

4.23
Tax Benefits Preservation Plan, including exhibits, dated as of November 15, 2011, by and between Independent Bank Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form 8-A filed November 15, 2011).

4.24	Form of Right Certificate (incorporated in this Exhibit 4.15 by reference to Exhibit B of the Plan, included as Exhibit 4.1 to our Registration Statement on Form 8-A filed November 15, 2011).

5.1	Opinion of Varnum LLP.

10.1	Deferred Benefit Plan for Directors (incorporated herein by reference to Exhibit 10(C) to our report on Form 10-K for the year ended December 31, 1984).*

10.2
First Amendment to Amended and Restated Deferred Compensation and Stock Purchase Plan for Nonemployee Directors, effective March 1, 2012 (incorporated herein by reference to Exhibit 10.1 to our annual report on Form 10-K for the year ended December 31, 2011, filed on March 13, 2012).*

10.3	Amended and Restated Deferred Compensation and Stock Purchase Plan for Nonemployee Directors (incorporated herein by reference to Exhibit 10.2 to our report on Form 10-K filed March 10, 2011.)*

10.4
Form of Restricted Stock Unit Grant Agreement as executed with certain executive officers (incorporated herein by reference to Exhibit 10.2 to our report on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011.)

10.5
Purchase and Assumption Agreement, dated as of May 23, 2012, by and between Independent Bank and Chemical Bank (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated May 23, 2012 and filed May 30, 2012).

10.6
The form of Indemnity Agreement approved by our shareholders at its April 19, 1988 Annual Meeting, as executed with all of the Directors of the Registrant (incorporated herein by reference to Exhibit 10(F) to our report on Form 10-K for the year ended December 31, 1988).

10.7
Non-Employee Director Stock Option Plan, as amended, approved by our shareholders at its April 15, 1997 Annual Meeting (incorporated herein by reference to Exhibit 4 to our Form S-8 Registration Statement dated July 28, 1997, filed under registration No. 333-32269).

10.8
Employee Stock Option Plan, as amended, approved by our shareholders at its April 17, 2000 Annual Meeting (incorporated herein by reference to Exhibit 4 to our Form S-8 Registration Statement dated October 8, 2000, filed under registration No. 333-47352).

10.9
The form of Management Continuity Agreement as executed with executive officers and certain senior managers (incorporated herein by reference to Exhibit 10 to our report on Form 10-K for the year ended December 31, 1998).

10.10
Independent Bank Corporation Long-Term Incentive Plan, as amended through April 23, 2013, (incorporated herein by reference to Appendix A to our proxy statement on Form DEF 14A filed with the SEC on March 13, 2013).*

10.11
Letter Agreement, dated as of December 12, 2008, between Independent Bank Corporation and the United States Department of the Treasury, and the Securities Purchase Agreement—Standard Terms attached thereto (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

10.12
Form of Letter Agreement executed by each of Michael M. Magee, Jr., Robert N. Shuster, William B. Kessel, Stefanie M. Kimball, and David C. Reglin (incorporated herein by reference to Exhibit 10.2 to our current report on Form 8-K dated December 8, 2008 and filed on December 12, 2008).

10.13
Form of waiver agreement executed by, among other employees, Michael M. Magee (President and Chief Executive Officer), William B. Kessel (Executive Vice President and Chief Operating Officer), Robert N. Shuster (Executive Vice President and Chief Financial Officer), David C. Reglin (Executive Vice President for Retail Banking), and Stefanie M. Kimball (Executive Vice President and Chief Lending Officer) (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated April 16, 2010 and filed on April 21, 2010).

10.14
Exchange Agreement, dated April 2, 2010, between Independent Bank Corporation and the United States Department of the Treasury (incorporated herein by referenced to Exhibit 10.1 to our current report on Form 8-K dated April 2, 2010 and filed on April 2, 2010).

10.15
Form of waiver agreement executed by, among other employees, Michael M. Magee (President and Chief Executive Officer), William B. Kessel (Executive Vice President and Chief Operating Officer), Robert N. Shuster (Executive Vice President and Chief Financial Officer), David C. Reglin (Executive Vice President for Retail Banking), and Stefanie M. Kimball (Executive Vice President and Chief Lending Officer) and Mark L. Collins (Executive Vice President and General Counsel)  (incorporated herein by referenced to Exhibit 10.1 to our current report on Form 8-K dated April 16, 2010 and filed on April 21, 2010).

10.16
Technology Outsourcing Renewal Agreement, dated as of April 1, 2006, between Independent Bank Corporation and Metavante Corporation (incorporated herein by reference to Exhibit 10 to our report on Form 10-Q for the quarter ended March 31, 2006).

10.17
Amendment to Technology Outsourcing Renewal Agreement, dated July 22, 2010, by and between Independent Bank Corporation and Metavante Corporation (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated July 22, 2010 and filed on July 27, 2010.)

10.18
Consulting and Transition Agreement, dated February 16, 2011, by and among Independent Bank Corporation, Independent Bank, and Michael M. Magee, Jr. (incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K dated February 15, 2011 and filed on February 16, 2011).

10.19
Securities Purchase Agreement, dated July 26, 2013, between Independent Bank Corporation and the United States Department of the Treasury (incorporated herein by referenced to Exhibit 10.1 to our current report on Form 8-K dated July 26, 2013 and filed on August 1, 2013).

21.1	Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21 to our report on Form 10-K for the year ended December 31, 2009).

23.1	Consent of Crowe Horwath LLP.**

23.2	Consent of Varnum LLP (as contained in Exhibit 5.1).

24.1	Power of Attorney. **

99.1
Investment Agreement, dated July 7, 2010, between Independent Bank Corporation and Dutchess Opportunity Fund, II, LP (incorporated herein by reference to Exhibit 99.1 to our Form S-1 Registration Statement dated July 8, 2010 and filed on July 8, 2010).

99.2
Registration Rights Agreement, dated July 7, 2010, between Independent Bank Corporation and Dutchess Opportunity Fund, II, LP (incorporated herein by reference to Exhibit 99.2 to our registration statement on Form S-1 dated July 8, 2010 and filed on July 8, 2010).

*Represents a compensation plan. ** Previously filed.